                                                                           2-D-3

                     BENEFICIAL OWNER LISTING CERTIFICATION

     The undersigned, a bank, broker or other nominee holder of Rights ("Rights") to purchase shares of Common Stock, $0.001 par value ("Common Stock"), of Fidelity Advisor Korea Fund, Inc. (the "Fund") pursuant to the Rights Offering (the "Offer") described and provided for in the Fund's
Prospectus dated November   , 1996 (the "Prospectus"), hereby certifies to the
Fund and to State Street Bank and Trust Company, as Subscription Agent for such Offer, that for each numbered line filled in below, the undersigned has exercised, on behalf of the beneficial owner thereof (which may be the undersigned), the number of Rights specified on such line pursuant to the Primary Subscription (as defined in the Prospectus) and such beneficial owner wishes to subscribe for the purchase of additional shares of Common Stock pursuant to the Over-Subscription Privilege (as defined in the Prospectus), in the amount set forth in the third column of such line.

                                                                         NUMBER OF SHARES
     NUMBER OF RECORD DATE        NUMBER OF RIGHTS EXERCISED         REQUESTED PURSUANT TO THE
         SHARES OWNED          PURSUANT TO PRIMARY SUBSCRIPTION     OVER-SUBSCRIPTION PRIVILEGE
     ---------------------     --------------------------------     ---------------------------
  1) _____________________     ________________________________
  2) _____________________     ________________________________
  3) _____________________     ________________________________
  4) _____________________     ________________________________
  5) _____________________     ________________________________
  6) _____________________     ________________________________
  7) _____________________     ________________________________
  8) _____________________     ________________________________
  9) _____________________     ________________________________
 10) _____________________     ________________________________

-----------------------------
   Name of Nominee Holder

By:
--------------------------------------

    Name:
    ----------------------------------
    Title:
    ----------------------------------
Dated:
--------------------------------------, 1996

Provide the following information, if applicable:

                                                Name of Broker:
-----------------------------------------------

Depository Trust Corporation ("DTC") Participant Number

                                                Address:
-----------------------------------------------
DTC Primary Subscription Confirmation Number(s)